November 15, 2011

Board of Directors
Carthew Bay Technologies Inc.
Brookfield Place, 181 Bay Street
Suite 2500, Toronto, ON
M5J AT7

Dear Sirs:

We consent to the incorporation by reference in the Registration Statement on Form 20-F of Carthew Bay Technologies Inc. of our report dated November 7, 2011 relating to the consolidated financial statements for the years ended December 31, 2010 and 2009 which appear in this Form 20-F.

Yours very truly,

Signed: “MSCM LLP”

MSCM LLP

701 Evans Avenue, 8th Floor , Toronto ON M9C 1A3, Canada T (416) 626-6000 F (416) 626-8650 MSCM.CA